Ventana Reports Fourth Quarter Results

TUCSON, AZ -- 02/02/2007 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI) today reported sales of $66.1 million for the quarter ending December 31, 2006, a 22% increase over fourth quarter 2005. Net income for the fourth quarter was $11.5 million, or $0.32 per diluted share compared with net income of $10.6 million and $0.29 per diluted share for the same period last year. Current period results include net expenses of $0.8 million, or $0.02 per share in share-based compensation.

Reagents and other revenues grew 24% versus the fourth quarter of 2005, while instrument revenues increased by 12% versus the comparable period in 2005. R&D investment was $8.3 million in the quarter, up 31% versus fourth quarter 2005.

"Our core advanced staining business continues to perform well with strong placements and solid consumables growth," commented Christopher Gleeson, President and CEO. Gleeson went on to say that "the installed base of our new primary staining system, Symphony, tripled in the quarter as expected and we're entering 2007 with positive momentum."

YEAR-TO-DATE 2006

Net sales for the twelve months ended December 31, 2006, increased 20% to $238.2 million from $199.1 million in 2005. Reagents and other revenues grew by 21% year-over-year while gross margins improved 63 basis points and R&D spending increased by 24%. Net income for the year ended December 31, 2006, was $31.6 million, or $0.87 per diluted share, compared to $25.5 million, or $0.69 per diluted share, for the twelve months ending December 31, 2005. Current year results include net expenses of $3.3 million, or $0.09 per share for share-based compensation as a result of the adoption of SFAS 123(R) on January 1, 2006 and $0.4 million, or $0.01 per share for Vision transaction related expenses incurred last quarter. Results from last year include a $5.0 million pre-tax ($3.3 million tax-effected, or $0.09 per diluted share) non-cash charge taken to record a potential liability associated with the on-going litigation with Cytologix.

"2006 was a productive year for Ventana," Gleeson further commented. "We placed nearly 800 advanced staining systems and launched the Symphony system. On the reagent side, we have successfully developed a number of key antibodies and expanded our molecular probe and related product capabilities. Additionally, our development teams have been working on new software connectivity solutions to interface our systems and improve laboratory workflow and patient sample integrity."

CALENDAR YEAR 2007 and 2008 OUTLOOK

The Company projects 2007 revenue growth of approximately 20% and about $1.25 in earnings per share. The 2007 earnings estimate includes the Company's expected one-time after-tax gain on Vision shares, net of plans to re-invest in R&D and Commercial activities focused on accelerating certain product development and technology programs while strengthening the global sales and support organizations.

For 2008 the Company expects revenue growth of in excess of 20% and earnings consistent with currently published estimate range of $1.48 to $1.54.

USE OF NON-GAAP FINANCIAL MEASURES

SFAS 123(R) requires the Company to estimate the cost of certain forms of share-based compensation, including employee stock options and awards under the Company's employee stock purchase plan (ESPP Plan), and to record a commensurate expense in the income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of the Company's common stock.

In 2006, the Company incurred $0.6 million of expenses in connection with its proposed acquisition of Vision Systems Limited.

In 2005, the Company recorded a $5.0 million special charge for potential patent infringement damages associated with its Cytologix litigation.

The Company excludes these items from its internal operating forecasts and models and is providing here non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which excludes all share-based compensation expense, to permit additional analysis of Company performance. The Company believes these non-GAAP measures are useful to investors because they enhance the understanding of historical financial performance and comparability between periods. The Company uses these non-GAAP measures to manage and assess the profitability of its business and does not consider these expenses in managing its operations. The determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for gross margin; research and development expenses; selling, general and administrative expenses; operating income; net income and diluted earnings per share determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. The Company compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

CONFERENCE CALL

Ventana will hold a conference call to discuss fourth quarter 2006 results at 10:00 a.m. eastern on Friday, February 2, 2007. The call can be accessed live and will be available for replay over the Internet via http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=79080&eventID=1464030 ..

ABOUT VENTANA

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include our expected revenue growth and profitability for 2007 and 2008. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve anticipated future operating results, and product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.

FINANCIAL TABLES FOLLOW:

                      VENTANA MEDICAL SYSTEMS, INC.
                        CONSOLIDATED BALANCE SHEETS
                  (in thousands, except per share data)
                                (Unaudited)

                                                          December 31,
                                                      --------------------
                                                        2006       2005
                                                      ---------  ---------
                                  ASSETS
 Current assets:
    Cash and cash equivalents                         $  31,761  $  17,519
    Short-term investments                               68,325     27,892
    Trade accounts receivable, net of allowance for
     doubtful accounts of $1,716 and $1,536,
     respectively                                        47,455     38,170
    Inventories, net                                     18,277     12,888
    Deferred tax assets                                   2,502      7,969
    Prepaids and other current assets                     5,646      2,412
                                                      ---------  ---------
             Total current assets                       173,966    106,850
 Property and equipment, net                             65,405     54,195
 Deferred tax assets, net of current portion             14,195     13,056
 Long-term investments                                    1,187      6,209
 Goodwill                                                 2,804      2,804
 Intangible assets, net                                   6,349      8,779
 Capitalized software development costs, net              3,131      2,741
 Other assets                                             1,593      1,898
                                                      ---------  ---------
             Total assets                             $ 268,630  $ 196,532
                                                      =========  =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable                                  $  15,634  $  10,660
    Other current liabilities                            36,487     30,954
                                                      ---------  ---------
             Total current liabilities                   52,121     41,614
 Long-term debt                                           2,069      1,996
 Other long-term liabilites                                 661        618
 Commitments and Contingencies
 Stockholders' equity
    Common stock -- $.001 par value; 50,000 shares
     authorized, 37,490 and 36,226 shares issued and
     outstanding at December 31, 2006 and 2005,
     respectively                                            37         36
    Additional paid-in-capital                          234,149    199,580
    Deferred stock-based
     compensation                                             -       (382)
    Accumulated income                                   43,206     11,628
    Accumulated other comprehensive income (loss)        10,252       (783)
    Treasury stock -- 2,570 and 2,140 shares, at cost,
     at December 31, 2006 and 2005, respectively        (73,865)   (57,775)
                                                      ---------  ---------
             Total stockholders' equity                 213,779    152,304
                                                      ---------  ---------
             Total liabilities and stockholders'
              equity                                  $ 268,630  $ 196,532
                                                      =========  =========

                      VENTANA MEDICAL SYSTEMS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands except per share data)
                                (Unaudited)

                                    Three Months Ended  Twelve Months Ended
                                       December 31,         December 31,
                                    ------------------- -------------------
                                      2006      2005       2006      2005
                                    --------- --------- --------- ---------
Sales:
  Reagents and other                $  55,862 $  45,115 $ 205,474 $ 169,739
  Instruments                          10,240     9,139    32,749    29,393
                                    --------- --------- --------- ---------
    Total net sales                    66,102    54,254   238,223   199,132
Cost of goods sold                     17,142    13,807    58,117    49,832
                                    --------- --------- --------- ---------
Gross margin                           48,960    40,447   180,106   149,300
Operating expenses:
  Research and development              8,332     6,345    31,871    25,657
  Selling, general and
   administrative                      23,947    18,598   100,729    79,491
  Amortization of intangible assets       453       590     2,291     2,121
  Special charge                            -         -         -     5,000
                                    --------- --------- --------- ---------
Income from operations                 16,228    14,914    45,215    37,031
Interest and other income                 206       301     2,355       961
                                    --------- --------- --------- ---------
Income before taxes                    16,434    15,215    47,570    37,992
Provision for income taxes              4,932     4,632    15,992    12,504
                                    --------- --------- --------- ---------
Net income                          $  11,502 $  10,583 $  31,578 $  25,488
                                    ========= ========= ========= =========
Net income per common share:
          --Basic                   $    0.33 $    0.31 $    0.92 $    0.74
                                    ========= ========= ========= =========
          --Diluted                 $    0.32 $    0.29 $    0.87 $    0.69
                                    ========= ========= ========= =========
Shares used in computing net income
 per common share:
          --Basic                      34,643    34,060    34,324    34,349
                                    ========= ========= ========= =========
          --Diluted                    36,383    36,359    36,210    36,761
                                    ========= ========= ========= =========

                     VENTANA MEDICAL SYSTEMS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (in thousands)
                                (Unaudited)

                                                  Years Ended December 31,
                                                  -----------  -----------
                                                      2006         2005
                                                  -----------  -----------

Net income                                        $    31,578  $    25,488
Adjustments to reconcile net income to cash
 provided by operating activities:
   Depreciation and amortization                       16,544       13,676
   Share-based compensation expense related to
    employee stock options and employee stock
    purchases                                           4,973            -
   Deferred income taxes                               (2,953)      (3,125)
   Tax benefit from employee stock option plans        11,965        9,064
   Non-cash litigation, intangibles and property
    and equipment charges                                   -        5,000
   Amortization of deferred compensation                    -           59
   Excess tax benefits from share-based
    compensation                                      (10,691)           -
Change in operating assets and liabilities:
  Accounts receivable                                  (9,285)      (4,878)
  Inventory                                            (5,389)      (2,011)
  Other assets                                         (2,498)        (955)
  Accounts payable                                      3,960         (108)
  Other liabilities                                     5,856          174
                                                  -----------  -----------
    Net cash provided by operating activities          44,060       42,384

Cash flows from investing activities:
  Purchase of property and equipment                  (24,451)     (18,071)
  Purchase of intangible assets                          (916)      (3,453)
  Purchases of investments                           (189,601)     (59,712)
  Proceeds from sale of investments                   172,288       46,635
                                                  -----------  -----------
    Net cash used in investing activities             (42,680)     (34,601)

Cash flows from financing activities:
  Issuance of common stock                             15,999       13,657
  Purchases of common stock for treasury              (14,119)     (36,290)
  Excess tax benefits from share-based
   compensation                                        10,691            -
  Repayments of debt                                     (487)        (215)
                                                  -----------  -----------
    Net cash provided by (used in) financing
     activities                                        12,084      (22,848)
Effect of exchange rate change on cash and cash
 equivalents                                              778         (770)
                                                  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents                                           14,242      (15,835)
Cash and cash equivalents, beginning of period         17,519       33,354
                                                  -----------  -----------
Cash and cash equivalents, end of period          $    31,761  $    17,519
                                                  ===========  ===========

Supplemental cash flow information:
   Income taxes paid                              $     7,614  $     1,994
   Interest paid                                  $       112  $       113
   Non-cash investing and financing activities:
        Tendered common stock for stock option
         exercises                                $     1,971  $       359
        Payments related to business and
         intangible acquisitions                  $         -  $       350

Reconciliation of Gross Margin to Non-GAAP Gross Margin

                                    Three Months Ended  Twelve Months Ended
                                       December 31,        December 31,
                                    ------------------- -------------------
                                      2006      2005      2006      2005
                                    --------- --------- --------- ---------

Gross margin, as reported           $  48,960 $  40,447 $ 180,106 $ 149,300
Share-based compensation                   64         -       205         -
                                    --------- --------- --------- ---------
Non-GAAP Gross margin               $  49,024 $  40,447 $ 180,311 $ 149,300
                                    ========= ========= ========= =========

Reconciliation of Research and Development Expenses to Non-GAAP Research and Development Expenses

                                          Three Months      Twelve Months
                                              Ended             Ended
                                          December 31,      December 31,
                                        ----------------- -----------------
                                          2006     2005     2006     2005
                                        -------- -------- -------- --------

Research and development, as reported   $  8,332 $  6,345 $ 31,871 $ 25,657
Share-based compensation                     251       17    1,042       86
                                        -------- -------- -------- --------
Non-GAAP Research and development       $  8,081 $  6,328 $ 30,829 $ 25,571
                                        ======== ======== ======== ========

Reconciliation of Selling, General and Administrative Expenses to Non-GAAP Selling, General and Administrative Expenses

                                    Three Months Ended  Twelve Months Ended
                                       December 31,        December 31,
                                    ------------------- -------------------
                                      2006      2005      2006      2005
                                    --------- --------- --------- ---------

Selling, general and
 administrative, as reported        $  23,947 $  18,598 $ 100,729 $  79,491
Share-based compensation                  861         -     3,726         -
Vision-related acquisition costs            -         -       608         -
                                    --------- --------- --------- ---------
Non-GAAP Selling, general and
 administrative                     $  23,086 $  18,598 $  96,395 $  79,491
                                    ========= ========= ========= =========

Reconciliation of Income from Operations to Non-GAAP Income from Operations

                                          Three Months      Twelve Months
                                              Ended             Ended
                                          December 31,      December 31,
                                        ----------------- -----------------
                                          2006     2005     2006     2005
                                        -------- -------- -------- --------

Income from operations, as reported     $ 16,228 $ 14,914 $ 45,215 $ 37,031
Adjustments to reconcile income from
 operations to Non-GAAP Income
 from operations:
 Share-based compensation                  1,176       17    4,973       86
 Vision-related acquisition costs              -        -      608        -
 Cytologix litigation accrual                  -        -        -    5,000
                                        -------- -------- -------- --------
Non-GAAP Income from operations         $ 17,404 $ 14,931 $ 50,796 $ 42,117
                                        ======== ======== ======== ========

Reconciliation of Net Income and Diluted Earnings Per Share to Non-GAAP Net Income and Non-GAAP Diluted Earnings Per Share

                                                          Twelve Months
                                    Three Months Ended        Ended
                                       December 31,        December 31,
                                    ------------------  ------------------
                                      2006      2005      2006      2005
                                    --------  --------  --------  --------

Net income, as reported             $ 11,502  $ 10,583  $ 31,578  $ 25,488
Adjustments to reconcile net
 income to non-GAAP net income:
 Share-based compensation              1,176        17     4,973        86
 Vision-related acquisition costs          -         -       608         -
 Cytologix litigation accrual              -         -         -     5,000
Income tax effects                      (353)       (5)   (1,876)   (1,753)
                                    --------  --------  --------  --------
Non-GAAP net income                 $ 12,325  $ 10,595  $ 35,283  $ 28,821
                                    ========  ========  ========  ========

Diluted earnings per share, as
 reported                           $   0.32  $   0.29  $   0.87  $   0.69
Adjustments to reconcile diluted
 earnings per share to non-GAAP
 diluted earnings per share:
 Impact of Share-based
  compensation, net of tax effect       0.02         -      0.09         -
 Impact of Vision-related
  acquisition costs, net of tax
  effect                                   -         -      0.01         -
 Impact of Cytologix litigation
  accrual, net of tax effect               -         -         -      0.09
                                    --------  --------  --------  --------
Non-GAAP diluted earnings per share $   0.34  $   0.29  $   0.97  $   0.78
                                    ========  ========  ========  ========

Contact:
Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS, INC.
1910 E. Innovation Park Drive
Tucson, Arizona 85755
(520) 887-2155